EXHIBIT 99.1

VolitionRx Announces Pricing of $4.6 Million Public Offering

$4.6 million upfront with up to an additional $2.3 million of potential aggregate gross proceeds upon the full exercise of warrants

HENDERSON, Nev., June 7, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announced the pricing of its previously announced public offering of 2,960,000 shares of common stock, and warrants to purchase up to an aggregate of 1,480,000 shares of common stock, at a combined public offering price of $1.55 per share and accompanying half warrant. Each warrant will have an exercise price of $1.55 per share, will be exercisable immediately upon issuance, and will expire five years after the date of issuance. The offering included participation from both new and existing investors.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The gross proceeds for the offering are expected to be approximately $4.6 million before deducting placement agent fees and other offering expenses and excluding the proceeds from the exercise of any warrants. The additional gross proceeds to the Company from the exercise of the warrants, if fully-exercised on a cash basis, will be approximately $2.3 million. However, no assurance can be given that any of the warrants will be exercised.

The offering is expected to close on June 9, 2026, subject to the satisfaction of customary closing conditions.

The securities in the offering are being offered by Volition pursuant to an effective shelf registration statement on Form S-3 (File No. 333-283088), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2024, as amended, and declared effective on April 18, 2025. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying base prospectus relating to and describing the terms of the public offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and an accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus, and when filed, the final prospectus supplement and accompanying base prospectus, relating to the public offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries: Louise Batchelor, Volition, mediarelations@volition.com, +44 (0)7557 774620

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements reflect the current belief and expectations of management and relate to, among other topics, statements regarding the expected completion, timing and gross proceeds of the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Volition's actual activities or results to differ materially from those indicated or implied by any forward- looking statement, including, without limitation, due to risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering, risks disclosed in the section titled "Risk Factors" included in the preliminary prospectus supplement filed with the SEC on June 5, 2026, and risks disclosed in other documents Volition files from time to time with the SEC, including Volition's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. These statements are based on current expectations, estimates and projections about Volition's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.